                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2000, included in this Annual Report of the Premier Technologies 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 1999, into the Plan's previously filed Registration Statement No. 333-89891.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Atlanta, Georgia
June 26, 2000